Exhibit 99.1

ERHC ENERGY

POLICY ON
TRADING BLACKOUT PERIODS;
BENEFIT PLANS; AND
SECTION 16 REPORTING

This Policy was unanimously adopted by the Board of Directors of ERHC Energy Inc on August 16, 2010. It applies to all employees, consultants, directors, and officers of the Company.

ERHC Energy, Inc (the "Company") has adopted this Policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting to apply to each employee, consultant, director, and officer of the Company ("Insiders") and to guide the Insiders with regard to their trading activity in stock of the Company and stock of the vendors and suppliers of the Company. The Company reserves the right to amend or rescind this Policy or any portion of it at any time and to adopt different policies and procedures at any time. This Policy must be strictly followed. Your attention is also drawn to ERHC's Insider Trading Policy which should, where the context permits, be read and complied with in conjunction with this Policy.

Persons Covered. This Policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting (this "Policy") applies to all directors, officers, associates, employees, agents and consultants of ERHC Energy, Inc. (the "Company") and any subsidiaries and affiliated companies. In this Policy, references to "you" include:

•	your family members who reside with you;
•	anyone else who lives in your household;
•
any family members who do not live in your household but whose transactions in securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in securities);

•	any person to whom you have disclosed material, nonpublic information; and
•	any person acting on your behalf or on behalf of any individual listed above.

You are responsible for making sure that the purchase or sale of any security covered by this Policy by any such person complies with this Policy.

Securities Covered. Although it is most likely that the "material, nonpublic information" you possess will relate to the common stock of the Company, the Company may from time to time issue other securities that are publicly traded and, therefore, subject to this Policy. In addition, this Policy applies to purchases and sales of the securities of other entities, including customers or suppliers of the Company and entities with which the Company may be negotiating major transactions (such as an acquisition, investment or sale of assets). Information that is not material to the Company may nevertheless be material to those entities.

Statement of Policy

"BLACK OUT" PERIODS

A "black out" period is a period during which you may not execute transactions in Company securities. Please bear in mind that even if a black out period is not in effect, at no time may you trade in Company securities if you are aware of material, nonpublic information about the Company. For example, if the Company releases its quarterly financial results and you are aware of other material, nonpublic information not disclosed in the financial results, you may not trade in Company securities.

Quarterly Financial Results Black Out Periods. You may not buy or sell Company securities at any time from the last day of each fiscal quarter or fiscal year of the Company through to and including the two (2) full business day period following the public release of the financial results for such fiscal quarter or year (for example, by means of a press release, a publicly accessible conference call or a governmental filing).

For example, the second quarter of 2010 will end on June 30, 2010. If the Company issues its financial results for the second quarter of 2010 on August 15,2010, you may not purchase or sell the Company's common stock between June 30, 2010 and August 18, 2010. In accordance with this Policy, the Company will from time to time advise interested parties of the expected timing of its financial results.

Event-Specific Black Out Periods. The Company reserves the right to impose trading blackout periods from time to time when, in the judgment of the Company, a black out period is warranted. A black out period may be imposed for any reason, including the existence of nonpublic, material information about the Company, the anticipated issuance of interim financial results guidance or other material public announcements. The existence of an event-specific black out period may not be announced, or may be announced only to those who are aware of the transaction or event giving rise to the blackout period. If you are made aware of the existence of an event-specific black out period, you should not disclose the existence of such black out period to any other person. Individuals that are subject to event-specific blackout periods will be contacted when these periods are instituted from time to time.

Definition of Material Information and Non-public Information

Material Information
This policy makes reference to “material information.” In this policy, “material information” is any information relating to the business and affairs of the Company if it is likely that a reasonable investor would consider such information to be important in making a decision to buy, sell or hold a Covered Security or where the information results in, or would reasonably be expected to result in, a significant change in the market price or value of any of the Covered Securities. Material information can be positive or negative and can relate to virtually any aspect of the Company’s business or to any type of security, debt or equity.

Examples of material information include (but are not limited to) facts concerning:
a)	a significant acquisition, disposition or merger, a new issue of securities or significant change in capital structure,
b)	a significant change in financing arrangements of the Company,
c)	a significant change in expected financial results in the near future (such as in the next fiscal quarter),
d)	significant operational events or incidents,
e)	changes in ownership that may affect control of the Company,
f)	significant changes in management or the Board of Directors of the Company,
g)	changes in the nature the Company’s business and major litigation developments,
h)	any substantial change in industry circumstances or competitive conditions that could significantly affect the Company’s financial results or prospects for growth.

Moreover, material information does not have to be related to the Company’s business. For example, the contents of a forthcoming newspaper column or investment newsletter that is expected to affect the market price of the Company’s securities can be material.

Non-public Information
Material information is “non-public” if it has non been generally disclosed. Information is considered to have been generally disclosed if: (i) the information has been disseminated in a manner calculated to effectively reach the marketplace, and (ii) public investors have been given a reasonable amount of time to analyze the information. For the purposes of this policy, information will be considered public; i.e. no longer non-public, after information has been generally disclosed by means of a broadly disseminated press release and the trading has closed on the first full trading day following such press release.

If you are unsure whether the information that you possess is material or non-public, the President & Chief Executive Officer, the Controller, the Corporate Secretary or Legal Counsel of the Company should be consulted before trading in any securities of ERHC.

Pension Fund Black Out Periods. The Sarbanes-Oxley Act of 2002 prohibits all purchases, sales or transfers of Company securities by directors and officers of the Company during a "pension fund black out period." A pension fund black out period exists whenever 50% or more of the participants in a Company benefit plan are unable to conduct transactions in their Company common stock accounts for more than three (3) consecutive business days. These blackout periods typically occur when there is a change in the benefit plan's trustee, record keeper or investment manager. Individuals that are subject to these blackout periods will be contacted when these periods are instituted from time to time.

Hardship Exceptions. If you have an unexpected and urgent need to sell Company securities in order to generate cash you may, in appropriate circumstances, be permitted to sell Company securities during a financial results black out period. Hardship exceptions may be granted only by the Company's Chief Executive Officer and must be requested at least two (2) business days in advance of the proposed transaction.

TRANSACTIONS UNDER COMPANY BENEFIT PLANS

The U.S. insider trading laws also restrict your ability to engage in certain transactions under the
Company's benefit plans, as described below:

Stock Option Exercises. You may exercise stock options for cash. However, you may not sell the underlying shares of stock and you may not engage in a cashless exercise of a stock option through a broker (because this entails selling a portion of the underlying stock to cover the costs of exercise) while you possess material, non public information.

SECTION 16 REPORTING

Directors and officers of the Company must file periodic reports regarding their ownership of Company securities pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to disgorgement of "short-swing" profits pursuant to Section 16(b) of the Exchange Act. Violations of or failure to comply with these requirements can result in SEC enforcement action.

The Company's Board of Directors has adopted an Addendum to this Policy that applies to the directors and officers. Directors and officers must pre-clear all transactions in Company securities with the Company's Chief Executive Officer prior to executing such transactions. The Company will notify employees or officers if they are subject to Section 16.

POST -TERMINATION TRANSACTIONS

This Policy continues to apply to your transactions in Company securities even after you have terminated your employment with or services to the Company and/or its subsidiaries and affiliated companies. If you are aware of material, nonpublic information when your employment or service relationship terminates, you may not trade in Company securities until that information has been publicly released.

ACKNOWLEDGMENT

I have received a copy of the ERHC Energy Inc Policy on Trading Black Out Periods. I have read and understand the Policy. I will comply with the policies and procedures set forth in the Policy. I understand and agree that, if I am an employee/consultant of ERHC Energy Inc, or any of its subsidiaries, my failure to comply in all respects with ERHC Energy Inc's policies, including the Policy on Insider Trading, is a legitimate basis for termination for cause of my employment/engagement with ERHC Energy Inc, and any of its subsidiaries to which my employment/engagement now relates or may in the future relate.

Please check the space below if appropriate:

__ I have been notified that I am a member of the Insider Group, and I have carefully read and understand the additional restrictions that I am subject to pursuant to the Company's Policy on Insider Trading.

Date: _________ Signed: ______________

Name: _____________________________
(Please Print)

Please return to:

The President/CEO
ERHC Energy Inc
5444 Westheimer, Suite 1440
Houston, Texas 77056